Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 7 to the Registration Statement (No. 333-124287) on Form S-1 of our report dated March 16, 2006 relating to the financial statements and financial statement schedule of Hexion Specialty Chemicals, Inc. and the financial statements of National Borden Chemical Germany GmbH, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Columbus, Ohio

April 12, 2006